UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Sun Country Airlines Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Commercial Officer

Effective as of January 6, 2026, the Board of Directors (the “Board”) of Sun Country Airlines Holdings, Inc. (the “Company”) appointed Colton Snow as Senior Vice President and Chief Commercial Officer.

Mr. Snow, age 36, most recently served as Senior Vice President and Chief Marketing Officer of the Company since July 2024, where he led the teams responsible for Ancillary Revenue, Marketing, Loyalty, Communications, Digital Experience, and Customer Service. He also oversaw Network Planning, Revenue Management and Charters. Previously, Mr. Snow spent six years leading the Sun Country eCommerce and Product teams and served as Chief Marketing Officer on an interim basis from January 2024 through July 2024. Prior to that, Mr. Snow worked for Allegiant (NASDAQ: ALGT), from May 2012 through April 2018, where he served in leadership positions in Loyalty and Customer Experience. Mr. Snow received a Bachelor of Science degree in Finance & Information Systems from the University of Montana.

Appointment of Chief Operating Officer

Effective as of January 6, 2026, the Board has appointed Stephen Coley as Senior Vice President and Chief Operating Officer.

Mr. Coley, age 39, most recently served as Senior Vice President and Head of Operations of the Company, from August 2025 overseeing Tech Ops, Inflight, Ops Analysis, Safety and Security, and SOC. Prior to this, Mr. Coley served as the Company’s Vice President, Technical Operations since January 2025, serving as Senior Vice President and Head of Operations of the Company on an interim basis from April 2025 through August 2025. Before then, Mr. Coley served as Director of Base Maintenance for United Airlines since 2023, and worked in a number of roles at HAECO Americas and held roles with TIMCO Aviation Services from 2005 to 2012. He began his career as an Airframe and Powerplant Technician. Mr. Coley received an A&P from Guildford Technical College and has over 22 years of operational and industry experience.

There are no arrangements or understandings between Mr. Snow or Mr. Coley and any other person in connection with their respective appointments. Mr. Snow and Mr. Coley do not have any family relationships with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Snow or Mr. Coley have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2026	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
	Name:	Erin Rose Neale
	Title:	Chief Legal Officer, Senior Vice President, and Corporate Secretary